                                                                     EXHIBIT 5.1

           WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

                       [WILSON SONSINI GOODRICH & ROSATI,
                      PROFESSIONAL CORPORATION LETTERHEAD]


May 16, 2007

Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, MA 01752

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 3,000,000 shares (the "Shares") of your Common Stock, par value $0.01 per share to be sold by the selling stockholder as set forth in the Registration Statement.

It is our opinion that, when sold in the manner described in the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name whenever appearing in the Registration Statement and any amendments thereto.


Very truly yours,


/s/ Wilson Sonsini Goodrich & Rosati, P.C.

Wilson Sonsini Goodrich & Rosati, P.C.